Exhibit 10.2
     AMENDMENT and WAIVER dated as of August 11, 2008 (this “Amendment”) under the Credit Agreement dated as of June 13, 2008 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among PAREXEL INTERNATIONAL CORPORATION, a Massachusetts corporation (the “Administrative Borrower”), PAREXEL INTERNATIONAL HOLDING B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Borrower”), PAREXEL INTERNATIONAL HOLDING UK LIMITED, a company incorporated in England and Wales (“Bidco”; and together with the Administrative Borrower, the Dutch Borrower and other Persons who are or hereafter are designated as Borrowers pursuant to Section 2.21 of the Credit Agreement, the “Borrowers”), the Subsidiaries of the Borrowers party thereto, the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P. MORGAN EUROPE LIMITED, as London Agent, and KEYBANK NATIONAL ASSOCIATION, as Syndication Agent.
     WHEREAS, the Administrative Borrower has requested that the Lenders amend and waive certain provisions of the Credit Agreement, and the Lenders are willing to amend and waive such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.
     NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (a) the Administrative Borrower, the Lenders and the Administrative Agent hereby agree that each reference in the Credit Agreement to $65,000,000 is hereby replaced with a reference to $72,500,000 and (b) the Lenders and the Administrative Agent hereby waive any Default or Event of Default that may have existed prior to the effectiveness of this Amendment under the Credit Agreement by virtue of there being Indebtedness outstanding under the Existing Credit Agreement at any time from and after the Effective Date in an amount in excess of $65,000,000.
     This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic image transmission shall be effective as delivery of a manually executed counterpart hereof. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank and Swingline Lender,

By:	/s/ Kenneth Coons

Name: Kenneth Coons
Title: AVP / Underwriter

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Sukanya V. Raj

Name: Sukanya V. Raj
Title: Vice President

PAREXEL INTERNATIONAL CORPORATION

By:	/s/ James F. Winschel Jr.

Name: James F. Winschel Jr.
Title: SVP & CFO